Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13G (including amendments thereto) with respect to the common stock of Safety, Income & Growth Inc., a Maryland corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings. As contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned hereby executes this Joint Filing Agreement this 12th day of February, 2018.
GIC PRIVATE LIMITED

By:	/s/ Jimmy Teo Poh Leong
Name: Jimmy Teo Poh Leong
Title: Senior Vice President

By:	/s/ Celine Loh Sze Ling
Name: Celine Loh Sze Ling
Title: Senior Vice President

GIC REAL ESTATE PRIVATE LIMITED

By:	/s/ Lee Kok Sun
Name: Lee Kok Sun
Title: Managing Director

GIC REAL ESTATE, INC.

By:	/s/ Steven Sinnett
Name: Steven Sinnett
Title: Senior Vice President

By:	/s/ Kristin Leung
Name: Kristin Leung
Title: Senior Vice President

SFTY VENTURE LLC

By:	/s/ Steven Sinnett
Name: Steven Sinnett
Title: Authorized signatory

By:	/s/ Kristin Leung
Name: Kristin Leung
Title: Authorized signatory